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                                                                 Exhibit 3.17(a)
   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/02/1992
   712307005 - 2314549

                         CERTIFICATE OF INCORPORATION

                                      OF

                          AMERICOAL SERVICES COMPANY

                                  ARTICLE ONE
                                  -----------


        The name of the corporation is Americoal Service Company (hereinafter called the "Corporation").

                                  ARTICLE TWO
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        The address of the Corporation's registered office in the state of
Delaware is 1013 Centre Road, Wilmington, Delaware 19805, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                 ARTICLE THREE
                                 -------------

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                 ARTICLE FOUR
                                 ------------

        The total number of shares which the Corporation shall have the authority to issue is One Thousand (1,000) shares, all of which shall be shares of Common Stock, without par value.

                                 ARTICLE FIVE
                                 ------------

        The name and mailing address of the incorporator is as follows:

        Name                                    Address
        ----                                    -------

        Eileen C. McNamara                      c/o Kirkland & Ellis
                                                55 East 52nd Street
                                                16th Floor
                                                New York, NY 10055

                                  ARTICLE SIX
                                  -----------

        The directors shall have the power to adopt, amend or repeal By-Laws, except as may otherwise be provided in the By-Laws.
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                                 ARTICLE SEVEN
                                 -------------

        The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Paragraph (7) of Subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented.

                                 ARTICLE EIGHT
                                 -------------

        The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                 ARTICLE NINE
                                 ------------

        The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.

        I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 2nd day of November, 1992.


                                           /s/ Eileen C. McNamara
                                           ----------------------------------
                                           Eileen C. McNamara
                                           Sole Incorporator